                                                Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Huntington Bancshares Incorporated of our report dated February 16, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Huntington Bancshares Incorporated's Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
May 1, 2024